UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2013

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 17, 2013, the Board of Directors of Triangle Petroleum Corporation (the “Company”), upon the recommendation of its Audit Committee and in consultation with management, concluded that the Company’s consolidated financial statements for the fiscal quarter ended October 31, 2012 included in the Company’s Form 10-Q for such period should be restated to reflect the appropriate consolidated accounting treatment for the provision of pressure pumping services by a subsidiary of the Company, RockPile Energy Services, LLC (“RockPile”), to wells in which the Company held an economic interest.  This determination arose in connection with the Company’s review of its historical analysis and calculation of the consolidated income and capital expenditures related to these services provided by RockPile in connection with comments received from, and related discussions with, staff of the Securities and Exchange Commission (the “SEC”).

The restatement would be made to adjust for an accounting correction as described herein and is not expected to impact the Company’s reported cash, overall cash flows or proved reserves as of October 31, 2012.  The resulting effect of the restatement for the three and nine months ended October 31, 2012 is expected to: (i) reduce net income by approximately $1.9 million, which amount is attributable to an expected intercompany elimination of approximately $1.8 million in pressure pumping services income and approximately $100,000 of other service income, (ii) reduce net capital expenditures by approximately $1.9 million, (iii) reduce net income (and increase net loss) attributable to common stockholders by approximately $1.6 million, (iv) reduce net income (and increase net loss) per common share by approximately $0.04 per share, and (v) reduce cash used in investing activities (and increase cash used in operating activities) by approximately $1.9 million.

In light of the expected restatement, the Company’s previously filed financial statements for the quarter ended October 31, 2012 should no longer be relied upon.  The Company intends to file restated financial statements for the quarter ended October 31, 2012 under the cover of Form 10-Q/A for the quarter ended October 31, 2012 as soon as practicable following the resolution of all comments received from the SEC.

The Chairman of the Audit Committee and certain authorized members of executive management have discussed the matters disclosed in this filing with the Company’s independent registered public accountants.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties, which may cause actual results to differ materially from those discussed herein. Such statements include statements regarding the timing and completion of the restatement of financial statements, the extent and effect of such restatement on the reported financial condition of the Company, and timing for filing of the Company’s amended Form 10-Q for the three and nine month periods ended October 31, 2012.  Please refer to the risks and uncertainties detailed from time to time by the Company in its Form 10-K and other periodic filings with the Securities and Exchange Commission. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company undertakes no duty to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2013	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Jonathan Samuels
Jonathan Samuels
President and Chief Executive Officer